                                                                     EXHIBIT 7.1


                            AGREEMENT OF JOINT FILING

         The parties listed below agree that the Amendment 4 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 18, 2001


                                         AIMCO PROPERTIES, L.P.

                                         By:  AIMCO-GP, INC.
                                                 (General Partner)


                                         By:    /s/ Patrick J. Foye
                                             ----------------------------------
                                                      Executive Vice President

                                         AIMCO-GP, INC.


                                         By:    /s/ Patrick J. Foye
                                             ----------------------------------
                                                      Executive Vice President

                                         APARTMENT INVESTMENT AND
                                         MANAGEMENT COMPANY


                                         By:    /s/ Patrick J. Foye
                                             ----------------------------------
                                                      Executive Vice President